UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 6, 2017

ILLUMITRY CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202841	42-1771342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

East Room 902, Building 3 East, Saige Sci-Tech. Park Futian District, Shenzhen, Guangdong Province, China, 518000

 (Address of principal executive offices)

          (86) 13715017900

 (Registrant's telephone number, including area code)

           P.O. Box 2551 Carlsbad, CA 92018

 (Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On October 6, 2017, as a result of a private transaction, the control block of voting stock of Illumitry Corp. (the “Company”), represented by 3,000,000 shares of common stock (the “Shares”), has been transferred from Jaeson Cayne to XU DANTONG, PENG SHUANGQUAN, PAN HONGZHI, HUANG WEIXIANG, ZHANG DONG, GUO XIAOHUA, XU HANSONG, ZHAO YANXIA, GUO YUFEN, GUO YUHUA, GUO QIONGYAN, QIN DONGLI, HU MEIQIN, CHENG XIAOPING, LI CHENGLIAN, SUN CHANGHUA, LAI LIUFANG, YE ZHONGSONG, SHAN LIQING, CHEN XIAOWEN, QIN YUMEI, CHENG JINCAI, XIAN QIONGREN, LUO HUAZHEN, ZHOU YONG, HE GUIFANG, CHEN JIAN, LI DAYONG, TANG HUA, LI QIYING and YANG JINBO (the “Purchasers), and a change of control of the Company occurred. The consideration paid for the Shares, which represent 82.75% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $342,000. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, Jaeson Cayne and Collin McMullen released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on October 6, 2017, the existing director and officer resigned immediately. Accordingly, Collin McMullen, serving as the sole director and as the only officer, ceased to be the Company’s President and Principal Accounting Officer. At the effective date of the transfer, XU Dantong consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Ms. XU Dantong, age 27, obtained her highest degree in 2016 from South China Normal University in China with a Bachelor degree in Human Resource Management.

Since March 2012, Ms. XU started her first job in Shenzhen Kingkey Banner Commercial Management Co., Ltd, as a general manager secretary and human resources administrator. As a human resource administrator, she handled the recruitment affairs and employee remuneration part during her service. At the same time, she has performed as a general manager secretary, which was responsible for internal and external communication between colleagues and third parties respectively. Furthermore, she travel frequently with general managers for following up the business development projects.

She had started her Bachelor degree in Human Resource Management in South China Normal University since July 2012, and she graduated in December 2016.

After 5 years’ experience in human resource, internal and external affairs management, Ms. XU has been appointed as a Chief Executive Officer, President, Secretary, Treasure and Chairman of Board of Directors in October 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1

Resignation and appointment of officer and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2017 Illumitry Corp. /s/ XU Dantong —————————————— By: XU Dantong Title: President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officers and directors.

4